UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 28, 2008
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 773-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Horsehead Corporation, a wholly owned subsidiary of the registrant, has broken ground at a site in Barnwell County, South Carolina, where it will build a zinc recycling facility. Horsehead Corporation is constructing a recycling facility at the site to process electric arc furnace dust, a zinc-containing waste produced by mini-mill steel production. The registrant expects the new facility, when fully installed, to have capacity to process 180,000 tons of electric arc furnace dust each year and expects the first of the two operating units at the facility to commence processing in mid-2009.
Some of the statements in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include statements about our future prospects, operating plans, business strategy, commercial relationships and financial performance. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of the registrant. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of the registrant could differ materially from those described in this release. Among the factors that could cause plans, actions and results to differ materially from the registrant’s current expectations include those factors identified under Part II, Item 1A. “Risk Factors” in the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 28, 2008.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich

By:	Robert D. Scherich
Its:	Vice President and Chief Financial Officer